                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant / /
     Filed by a Party other than the Registrant /X/
     Check the appropriate box:
     / / Preliminary Proxy Statement
     / / Confidential, for Use of the
         Commission Only (as permitted by
         Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                              MPSI SYSTEMS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                            Bowne of Dallas, Inc.
                         Turtle Creek Business Center
                              1931 Market Center
                                  Suite 111
                           Dallas, Texas 75207-0528
                                (214) 651-1001
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:
         N/A
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         N/A
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         N/A
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         N/A
--------------------------------------------------------------------------------
     (5) Total fee paid:
         N/A
--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -0-
--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         N/A
--------------------------------------------------------------------------------
     (3) Filing Party:
         N/A
--------------------------------------------------------------------------------
     (4) Date Filed:
         N/A
--------------------------------------------------------------------------------

MPSI SYSTEMS INC.                               8282 SOUTH MEMORIAL DRIVE
                                                TULSA, OKLAHOMA 74133
                                                918 250-9611
                                                FACSIMILE 918 254-8764

INTERNATIONAL COMPUTER SOFTWARE AND INFORMATION SERVICES
--------------------------------------------------------------------------------

[LOGO]                                                    January 3, 1997

              Dear Stockholder:

                  You are cordially invited to attend the Annual Meeting of
              Stockholders of MPSI Systems Inc. (the "Company") which will be held on Thursday, January 30, 1997 at 11:00 a.m. at The Grandview Hotel, Sunset Room, 7900 South Lewis, Tulsa, Oklahoma 74136.

                  The formal notice of the Annual Meeting and the Proxy
              Statement have been made a part of this invitation.

                  After reading the Proxy Statement, please mark, date,
              sign and return the enclosed Proxy as soon as possible in the envelope provided. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

                  A copy of the Company's Annual Report to Stockholders is
              also enclosed.

                  The Board of Directors and Management look forward to
              seeing you at the meeting.

                                                   Sincerely yours,

                                                   RONALD G. HARPER
                                                   Chairman and Chief
                                                     Executive Officer

              Encls.

                               MPSI SYSTEMS INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 30, 1997

     The Annual Meeting of Stockholders of MPSI Systems Inc. (the "Company") will be held at The Grandview Hotel, Sunset Room, 7900 South Lewis, Tulsa, Oklahoma, on January 30, 1997 at 11:00 a.m., for the following purposes:

          1. To elect five (5) directors to hold office during the ensuing year.

          2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors.

          3. To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

     The Board of Directors has fixed the close of business on December 5, 1996 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. A complete list of stockholders entitled to vote will be available at the Company's headquarters, 8282 South Memorial Drive, Tulsa, Oklahoma, for ten days prior to the meeting.

     We hope that you will use this opportunity to take an active part in the affairs of your Company by voting on the business to come before the meeting either by executing and returning the enclosed Proxy or by casting your vote in person at the meeting. The granting of such proxy will not affect your right to vote in person should you decide to attend the meeting.

     IF YOU DO NOT EXPECT TO ATTEND IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS. A PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE COMPLETED AND RETURNED.

                                            By Order of the Board of Directors

                                            LINDA K. WELLS
                                            Secretary

Tulsa, Oklahoma
January 3, 1997

                                                                 January 3, 1997

                               MPSI SYSTEMS INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 30, 1997

                 SOLICITATION OF PROXY, REVOCABILITY AND VOTING

     This Proxy Statement and the enclosed proxy are furnished in connection with the solicitation by the Board of Directors of MPSI Systems Inc., a Delaware corporation (the "Company"), with principal executive offices at 8282 South Memorial Drive, Tulsa, Oklahoma 74133, of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held on January 30, 1997, and any postponement or adjournment thereof. The shares represented by the proxies received pursuant to this solicitation and not revoked will be voted at the Annual Meeting. This Proxy Statement and the enclosed proxy are being first sent to security holders on January 3, 1997.

     A proxy may be revoked at any time before it is voted by filing with the Secretary of the Company a written notice of revocation or by duly executing a proxy bearing a later date. A proxy may also be revoked by any stockholder present at the meeting who expresses a desire to vote his or her shares in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specification on the enclosed proxy. If no choice is so specified, the shares will be voted FOR the election of the five (5) nominees for director listed in this Proxy Statement and FOR ratification of the appointment of Ernst & Young LLP as independent auditors, all as described in the Notice of Annual Meeting of Stockholders and in this Proxy Statement.

     The close of business on December 5, 1996 has been fixed as the record date for determining the holders of shares entitled to receive notice of and to vote at the meeting. On such date, the Company had 2,793,164 shares of Common Stock outstanding and entitled to vote. The holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy shall constitute a quorum for the transaction of business at the meeting. Each such share is entitled to one vote on all matters. An abstained vote will count in achieving a quorum for transaction of business, but not towards approval or rejection of the matter under consideration.

     The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone, facsimile or telegraph, and no additional compensation will be paid for such solicitation. The Company will reimburse brokers and nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such brokers and nominees.

                        DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

     Five directors are to be elected to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected or appointed and qualified. All five of the nominees named below are presently directors of the Company. Unless authority to vote for the directors is withheld, it is intended that the shares represented by the enclosed Proxy will be voted FOR the election of all five nominees. In the event that any such nominee is unable or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as shall be designated by the present Board of Directors, or the Board of Directors may be reduced in accordance with the Bylaws of the Company. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. An affirmative vote of a majority of the outstanding shares of Common Stock present and voting at the meeting is required for election of the five nominees to the Board of Directors.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
            ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION WITH RESPECT TO NOMINEES

     The following table sets forth the nominees, their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each and the year in which each became a director of the Company. All were elected at the Company's Annual Meeting of Stockholders held on February 1, 1996, and have continued to serve since such time.

               NAME AND PRINCIPAL OCCUPATION AT PRESENT                   DIRECTOR
              AND FOR THE PAST FIVE YEARS; DIRECTORSHIPS                   SINCE           AGE
----------------------------------------------------------------------    --------         ---
Ronald G. Harper(1)...................................................      1970           58
  Mr. Harper, who founded the Company in 1970, has served as its
  President, Chairman of the Board and Chief Executive Officer since its inception.
John C. Bumgarner, Jr.(1)(2)(3).......................................      1982           54
  In 1979 Mr. Bumgarner was appointed to his present position as
  Senior Vice President -- Corporate Development and Planning of The
  Williams Companies, Inc., a Tulsa-based conglomerate. He has been employed by The Williams Companies, Inc. since 1977. He is also a director of TRANSCO, James River Coal Company, and several privately held companies.
Dr. David L. Huff(1)..................................................      1982           65
  Since 1968 Dr. Huff has been a member of the faculty at the
  University of Texas. He has been a Fulbright Lecturer and has published numerous books and articles, including Market Area
  Analysis, "A Graphical Index of Consumer Expectation," "Measures of
  Market Area Overlap," and "Retail Location Theory." He is an expert in computer modeling techniques.
Joseph C. McNay(1)(2)(3)..............................................      1982           62
  Since November 1976 Mr. McNay has been the President, a Director and the Chairman of the Board of Essex Investment Management Company,
  Inc., a company engaged in investment and advisory services. Mr.
  McNay is also a director of Softech, Inc. and Alpha I Biomedical,
  Inc., each of which are publicly-held companies.

               NAME AND PRINCIPAL OCCUPATION AT PRESENT                   DIRECTOR
              AND FOR THE PAST FIVE YEARS; DIRECTORSHIPS                   SINCE           AGE
----------------------------------------------------------------------    --------         ---
John J. McQueen(2)(3).................................................      1982           75
  Mr. McQueen has been in the private practice of law in the Tulsa area since 1959. He has also served as a certified public accountant with KPMG Peat Marwick, as a tax specialist with Warren Petroleum
  Corp., and as controller of Davis Investments, a company engaged in oil and real estate activities.

---------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

(3) Member of the Nominating Committee.

MEETINGS OF THE BOARD AND COMMITTEES OF THE BOARD

     During the fiscal year ended September 30, 1996, the Board of Directors held five meetings. All of the directors attended at least 75% of the meetings of the Board except Mr. McQueen who attended 60%. To assist it in carrying out its duties, the Board of Directors has standing Compensation, Audit and Nominating Committees.

     The Audit Committee's functions are to recommend and approve, subject to ratification by the Board of Directors and the stockholders, the Company's independent auditors, to review the scope and results of audits by the independent auditors, to represent the Board of Directors and stockholders in ensuring that the legal, ethical and regulatory requirements for reporting and public disclosure are met by the Company and to serve as the channel of communication between the Board of Directors and Management on matters involving financial reporting, public disclosure, reporting policy and relationships with financial and regulatory entities. The Audit Committee held no separate meetings during the fiscal year ended September 30, 1996, but conducted the necessary business during the regular meetings of the Board.

     The Compensation Committee's functions are to develop and monitor compensation arrangements. In performing these functions, the Compensation Committee approves salary ranges and actual salaries for all executive officers, monitors the effectiveness of and adopts changes as appropriate for all executive compensation programs, sets requirements for and evaluates performance under the executive compensation plans and approves all awards under such plans, and administers and makes awards, interpretations and other decisions under certain other employee benefit and compensation plans. The Compensation Committee held no separate meetings during the fiscal year ended September 30, 1996, but conducted the necessary business during the regular meetings of the Board. See also "Board Compensation Committee Report on Executive Compensation" below.

     The Nominating Committee was created in September 1993 to seek qualified individuals for consideration to serve as directors of the Company. The committee will function to identify, investigate and obtain consents before any such person's name is placed in nomination to serve as a director of the Company. The committee held no meetings during the fiscal year ended September 30, 1996 and has not yet established procedures governing submission and qualifications for nominees by Company security holders or the committee itself, but the Committee will consider nominees proposed by Company security holders.

INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

     The following table sets forth the executive officers currently serving the Company, their ages, all positions and offices held with the Company and their tenure in such office. If such officer has been employed by the Company for less than five years, other background information and experience is listed. All officers of the Company serve at the pleasure of its Board of Directors, and there exists no arrangement or understanding among any of the Company's executive officers with any other person pertaining to their selection to serve in such position.

                                                                          SERVING IN
                                                                           CURRENT
                        NAME AND ALL POSITIONS                             POSITION
                  AND OFFICES HELD WITH THE COMPANY                         SINCE            AGE
----------------------------------------------------------------------    ----------         ---
Ronald G. Harper......................................................       1970            58
  Mr. Harper, who founded the Company in 1970, has served as its
  President, Chairman of the Board and Chief Executive Officer since its inception.
Roger A. Finn.........................................................       1996            59
  Mr. Finn was appointed as Vice President on July 11, 1996. Mr. Finn joined MPSI in 1982 as Director of Network Planning. Subsequent
  assignments included General Manager -- Network Planning, Chief
  Marketing Officer, Vice President of Operations, Vice President of
  American Petroleum, and Vice President -- Marketing and Product
  Development and Chief Operating Officer.
James C. Auten........................................................       1996            48
  Mr. Auten was appointed Vice President and Chief Financial Officer on January 1, 1996. Mr. Auten joined MPSI in 1984 as Corporate
  Controller and held such position until December 1992 when he was appointed Principal Accounting Officer.
Jyo Umezawa...........................................................       1996            56
  Mr. Umezawa was appointed Sr. Vice President -- Retail Petroleum on
  July 11, 1996. Mr. Umezawa joined MPSI in 1983 and has served as
  Manager -- Market Development, Director -- Market Studies, Chief
  Information Officer and General Manager -- Technical Services and
  Vice President, Pacific Rim Region.
Mark R. Davis.........................................................       1996            44
  Mr. Davis was appointed to his present position as Vice
  President -- Consulting on July 11, 1996. Mr. Davis joined MPSI in
  1978 and has served as Project Manager, Manager -- Network Planning,
  Director of Marketing, Director -- Product Development,
  Director -- Network Planning, General Manager -- Production, Vice
  President -- Production and Vice President -- Government/Financial
  Services, and Vice President Europe/Middle East/Africa Region.

                                                                          SERVING IN
                                                                           CURRENT
                        NAME AND ALL POSITIONS                             POSITION
                  AND OFFICES HELD WITH THE COMPANY                         SINCE            AGE
----------------------------------------------------------------------    ----------         ---
Bryan D. Porto........................................................       1996            47
  Mr. Porto was appointed to his present position as Sr. Vice
  President -- Retail Petroleum on July 11, 1996. Mr. Porto joined
  MPSI's Rio de Janeiro office in 1985 and has served as
  Director -- Network Planning, General Manager -- Marketing and Vice
  President of MPSI's Brazilian subsidiary and most recently served as
  Vice President North/Central/South America Region prior to his present position.
Lance Taylor..........................................................       1996            38
  Mr. Taylor was appointed to his present position as General
  Manager -- Retail Services Consulting on October 1, 1996. Mr. Taylor
  joined MPSI in 1981 and has served as a Network Planner, Production
  Manager -- North America Region, Production Director -- Americas
  Region and General Manager of Production.

                                STOCK OWNERSHIP

     The following table sets forth information as of December 5, 1996, as to shares of Common Stock beneficially owned by the directors (all of whom are nominees for another term), certain executive officers, the directors and executive officers of the Company as a group, and certain persons known to the Company to own beneficially more than five percent of the Company's Common Stock. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective individuals.

                                                                           BENEFICIAL
                                                                   OWNERSHIP OF COMMON STOCK
                                                                --------------------------------
                                                                 NUMBER                 PERCENT
                  NAME OF COMMON STOCKHOLDER                    OF SHARES               OF CLASS
--------------------------------------------------------------  ---------               --------
Ronald G. Harper..............................................  1,172,391(1)             42.00%
  8282 South Memorial Drive
  Tulsa, Oklahoma 74133
John C. Bumgarner, Jr.........................................    222,322                 8.00%
  4900 Bank of Oklahoma Tower
  One Williams Center
  Tulsa, Oklahoma 74172
Joseph C. McNay...............................................    261,322                 9.34%
  125 High Street, 29th Floor
  Boston, Massachusetts 02110
Bank of Oklahoma, N.A.........................................    285,714                10.23%
  P.O. Box 2300
  Tulsa, Oklahoma 74192
The Robertson Stephens Orphan Fund............................    263,971                 9.50%
  555 California Street, Suite 2600
  San Francisco, California 94104
Sanford Orkin.................................................    222,222                 8.00%
  3414 Peachtree Road, N.E., Suite 236
  Atlanta, Georgia 30326
Dr. David L. Huff.............................................      5,000(3)               .18%

                                                                           BENEFICIAL
                                                                   OWNERSHIP OF COMMON STOCK
                                                                --------------------------------
                                                                 NUMBER                 PERCENT
                  NAME OF COMMON STOCKHOLDER                    OF SHARES               OF CLASS
--------------------------------------------------------------  ---------               --------
John J. McQueen...............................................         --                  --%
Roger A. Finn.................................................     23,238(2)               .83%
Jyo Umezawa...................................................     25,229(2)               .90%
Mark R. Davis.................................................     15,566(2)               .56%
Bryan D. Porto................................................     15,443(2)               .55%
All officers and directors as a group (11 persons)............  1,761,900(1)(3)          63.08%

---------------

(1) Includes 308,177 shares of Common Stock held directly by Mr. Harper's family or in trust for the benefit of Mr. Harper's family and 396,030 shares held in trust for the benefit of certain charities. Mr. Harper disclaims beneficial ownership of 449,830 shares held in certain of such trusts.

(2) The individuals indicated are the four most highly compensated executive officers of the Company after Mr. Harper.

(3) Represents shares held by Dr. Huff's wife, as to which Dr. Huff disclaims beneficial ownership.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 5 furnished to the Company with respect to its most recent fiscal year, the Company has determined that reports required pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were not filed on a timely basis. The Company believes that Forms 4 for Ronald
G. Harper, Roger A. Finn, and Mark R. Davis were filed late. The late filings encompassed one Form 4 for Mr. Harper covering two transactions, two Forms 4 for Mr. Finn covering two transactions, and two Forms 4 for Mr. Davis covering three transactions. The Forms 5 for such individuals were filed at year end and reflected all information which was required to be filed as to such individuals.

                     COMPENSATION OF DIRECTORS AND OFFICERS

     Summary Compensation Table. The following table summarizes the compensation paid over the last three completed fiscal years to the Company's CEO and the other executive officers of the Company who received compensation of $100,000 or more during the fiscal year ended September 30, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM COMPENSATION
                                            ANNUAL COMPENSATION          -------------------------------------
                                      --------------------------------
                                                                OTHER            AWARDS                            ALL
                                                               ANNUAL    -----------------------     PAYOUTS      OTHER
                                                               COMPEN-    RESTRICTED               -----------   COMPEN-
           NAME AND                                            SATION       STOCK       OPTIONS/      LTIP       SATION
      PRINCIPAL POSITION       YEAR   SALARY ($)   BONUS ($)   ($)(1)    AWARD(S) ($)   SARS (#)   PAYOUTS ($)   ($)(2)
------------------------------ -----  ----------   ---------   -------   ------------   --------   -----------   -------
Ronald G. Harper..............  1996    196,961          --     8,242           --           --           --      8,085
Chairman of the Board,          1995
  President                             181,456       5,599     8,232           --           --           --      8,128
and Chief Executive Officer     1994    155,402       6,994    34,285           --           --           --      8,754
Roger A. Finn.................  1996    106,109       1,023     4,500           --           --           --      3,980
Vice President and Chief        1995    101,013       4,092     6,000           --        6,000           --      4,006
Operating Officer               1994    102,674       4,620     6,000           --           --           --      3,817
Jyo Umezawa...................  1996    100,122       3,690        --           --           --           --      3,237
Vice President                  1995    100,022       4,701        --           --        7,000           --      3,155
Pacific Rim                     1994     93,970       6,354        --           --           --           --      3,476
Mark R. Davis.................  1996    100,122       3,690        --           --           --           --      3,772
Vice President                  1995    100,022       3,300        --           --        5,400           --      3,599
Europe/Africa                   1994     92,236       3,084        --           --        5,000           --      1,575
Bryan D. Porto................  1996    100,122       3,690        --           --           --           --        672
Vice President                  1995    100,022       4,000        --           --        5,400           --        624
Americas                        1994     92,809       3,480        --           --        8,000           --        612

---------------

(1) Represents automobile allowances paid to or on behalf of the named executive officers.
(2) Disclosure of the components of "All Other Compensation" is omitted for the fiscal year ended September 30, 1994 as permitted by Securities and Exchange Commission rules. The amounts presented for the fiscal years ended September 30, 1996 and 1995 include (a) Company matching contributions to the Company's 401(k) defined contribution plan (Mr. Harper -- $3,278 and $3,865, Mr. Finn -- $3,183 and $3,244, Mr. Umezawa -- $2,565 and $2,531, Mr.
    Davis -- $3,100 and $2,975, respectively), and (b) supplemental life insurance premiums paid by the Company (Mr. Harper -- $4,807 and $4,263, Mr. Finn -- $797 and $762, Mr. Umezawa -- $672 and $624, Mr. Davis -- $672 and
    $624 and Mr. Porto -- $672 and $624, respectively).

     Option/SAR Grants Table. The following table sets forth certain information with respect to stock options (whether or not in tandem with stock appreciation rights) and freestanding stock appreciation rights (SARs) granted to the named executive officers during the last completed fiscal year:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                             POTENTIAL
                                                                        INDIVIDUAL GRANTS                    REALIZABLE
                                                          ---------------------------------------------   VALUE AT ASSUMED
                                                                     % OF TOTAL
                                                                      OPTIONS/                            ANNUAL RATES OF
                                                                        SARS                                STOCK PRICE
                                                          OPTIONS/   GRANTED TO   EXERCISE                APPRECIATION FOR
                                                            SARS     EMPLOYEES    OR BASE                   OPTION TERM
                                                          GRANTED    IN FISCAL     PRICE     EXPIRATION   ----------------
                          NAME                              (#)         YEAR       ($/SH)       DATE      5% ($)   10% ($)
--------------------------------------------------------- --------   ----------   --------   ----------   ------   -------
Roger A. Finn............................................  15,000        11%       $ 5.38     12-19-00    22,275   49,222
Mark R. Davis............................................  10,000         7%         5.38     12-19-00    14,850   32,815
Bryan D. Porto...........................................  13,500        10%         5.38     12-19-00    20,048   44,300
Jyo Umezawa..............................................  15,000        11%         5.38     12-19-00    22,275   49,222
James C. Auten...........................................   7,500         5%         5.38     12-19-00    11,138   24,611
Lance B. Taylor..........................................   3,100         2%         5.38     12-19-00    4,604    10,173

OPTIONS EXERCISED TABLE

     The following table sets forth information concerning each exercise of stock options by the named executive officers during the last completed fiscal year.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY END OPTION VALUES

                                                                                       (D)
                                                                                         NUMBER OF        (E)
                                                                                        SECURITIES           VALUE OF
                                                                                        UNDERLYING          UNEXERCISED
                                                                                        UNEXERCISED        IN-THE-MONEY
                                                                                        OPTIONS AT          OPTIONS AT
                                                 (B)                  (C)                FY END(#)           FY END($)
(A)                                              SHARES ACQUIRED         VALUE         EXERCISABLE/        EXERCISABLE/
                      NAME                       ON EXERCISE(#)       REALIZED($)      UNEXERCISABLE       UNEXERCISABLE
----------------------------------------------------------------      -----------      -------------      ---------------
Mark R. Davis....................................      3,334            $ 5,418        6,800/18,600             --
Lance B. Taylor..................................      4,233              5,250        1,000/ 9,000             --

EMPLOYMENT CONTRACTS AND SEVERANCE ARRANGEMENTS

     The Company maintains a severance policy applicable to all full-time regular employees with at least one year of full-time service. Eligible employees are those who are terminated as the result of (1) a reduction of the Company's work force, (2) elimination of a job or position, (3) inability to satisfactorily perform required responsibilities, or (4) relocation of applicable Company facilities. The amount of severance paid is based upon the employee's base salary and length of service, and includes payment for vested but unused vacations and pro rated automobile allowances, if applicable. The only named executive officer who would receive aggregate severance in excess of $100,000 under the current policy is Ronald G. Harper. Mr. Harper's aggregate severance would be approximately $116,000 at September 30, 1996.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is composed of Ronald G. Harper, Chairman, President and Chief Executive Officer of the Company, and independent outside directors, John C. Bumgarner, Jr., David L. Huff and Joseph C. McNay. This Committee was responsible for overseeing and administering the Company's executive compensation program described below.

     The executive compensation program of the Company is reviewed and approved annually by the Committee and is designed to serve the interest of the Company and its stockholders by aligning executive compensation with stockholder objectives and to encourage and reward management initiatives and good performance. Specifically, the executive compensation program seeks to:

          (i) implement compensation practices which allow the Company to attract and retain highly qualified executives and maintain a competitive position in the executive marketplace with employers of comparable size and in similar lines of business;

          (ii) enhance the compensation potential of executives who are in the best position to contribute to the development and success of the Company by providing the flexibility to compensate individual performance; and

          (iii) directly align the interest of executives with the long-term interest of stockholders through compensation opportunities in the form of Common Stock ownership.

     These objectives are met through a program comprised of base salary and annual cash or stock incentive awards, which are tied to operating performance, and long-term incentive opportunities primarily in the form of incentive stock options.

     Salary. The Committee considers on an annual basis salary adjustments for the Company's executive officers, including those named in the Summary Compensation Table. Salary adjustments are designed to reflect internal comparability and organizational considerations, and competitive data provided by outside surveys. As a general rule, salary ranges are targeted toward the median of survey results.

     Incentive Awards. Executives are eligible for cash awards annually based upon financial and non-financial results relative to pre-established performance targets and objectives.

     Stock Options. The Company's 1988 Stock Option Plan, approved by the stockholders in 1989, permits the Committee, to grant incentive or nonstatutory stock options to executive officers. The plan provides for stock option awards giving executives the right to purchase Common Stock over a five-year period at the fair market value per share as of the date the option is granted. Options generally become exercisable in three equal annual installments beginning one year after grant. Neither Mr. Harper nor any other member of the Board of Directors is eligible to participate in the stock option plan.

     Chief Executive Officer Compensation. Mr. Harper's total compensation package has increased by approximately 27% during the three years ended September 30, 1996 in recognition of the Company's progress. Mr. Harper received annual incentive awards as set forth in the Summary Compensation Table. In determining the amount of annual incentive awards, the Committee took into consideration the Company's operating results in an environment effected by adverse economic conditions, the increased quality of core assets as a result of the Company's emphasis on its core client industry (retail petroleum), and Mr. Harper's increased personal attention to revitalization of certain significant client relationships and introduction of new products.

                                            THE COMPENSATION COMMITTEE

                                              John C. Bumgarner, Jr.
                                              Ronald G. Harper
                                              David L. Huff
                                              Joseph C. McNay

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Ronald G. Harper, Chief Executive Officer of the Company, is the only member of the Compensation Committee who is also an employee or officer of the Company. In addition, Mr. Harper is a party to certain relationships and transactions with the Company which are described in "Certain Transactions" below.

DIRECTORS' COMPENSATION

     Members of the Board of Directors who are employees of the Company receive no additional compensation as a result of their service as directors. Directors who are not employees of the Company are compensated at the rate of $1,500 for each board meeting attended and are reimbursed for any out-of-pocket expenses incurred in attending meetings.

PERFORMANCE GRAPH

     The following graph sets forth the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the preceding five fiscal years ended September 30, 1996 compared with the cumulative total returns of the NASDAQ Stock Market -- U.S. index and an industry peer group. The comparison assumes $100 was invested on September 30, 1991 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
   AMONG MPSI SYSTEMS INC., THE NASDAQ STOCK MARKET-US INDEX AND A PEER GROUP

         MEASUREMENT PERIOD               MPSI SYSTEMS                          NASDAQ STOCK
        (FISCAL YEAR COVERED)                 INC.            PEER GROUP         MARKET-US
9/91                                                 100                100                100
9/92                                                  18                121                112
9/93                                                  41                147                147
9/94                                                 182                142                148
9/95                                                 545                164                204
9/96                                                  70                187                242

     For comparative purposes, the Company has identified a peer group including companies who are competitors or who are known to provide services similar to those provided by the Company. The peer group companies are CACI International Incorporated, Information Research Incorporated, MARC Incorporated, Equifax Incorporated, Dun & Bradstreet, Acxiom Corporation, Market Facts Incorporated, SEI Corporation, and Fair Issac & Company.

                              CERTAIN TRANSACTIONS

     The Company entered into a number of agreements on or about September 29, 1993 with certain directors, executive officers and stockholders in connection with an equity recapitalization transaction. Participants in such equity recapitalization transaction included Ronald G. Harper, John C. Bumgarner, Jr., Joseph C. McNay, Dr. David L. Huff, Bank of Oklahoma, N.A., the Robertson Stephens Orphan Fund and Sanford Orkin (collectively, "Significant Stockholders"). Under the terms of such agreements, the Company has agreed that, upon the request of Significant Stockholders owning a specified percentage of shares of Common Stock, on one additional occasion (one such registration request having already been satisfied), the Company will register under the Securities Act of 1933, as amended, and applicable states securities laws, the sale of the Common Stock owned by the Significant Stockholders. The Company's obligation is subject to certain limitations regarding the timing of registrations and certain other matters. The Company is also obligated to offer, on up to two occasions, to the Significant Stockholders the opportunity to include shares of Common Stock owned by them in certain registration statements filed by the Company. In addition, the Company has agreed to indemnify the Significant Stockholders against securities law liabilities arising in connection with such offerings, other than liabilities arising as a result of information furnished to the Company by the Significant Stockholders participating in the registration. The Company is obligated to pay all expenses incident to such registrations, except underwriter's discounts and commissions allocable to the sale of shares by the Significant Stockholders.

     The Company believes that the terms of the above described transactions were competitive and no less beneficial to the Company than would have been made available from unaffiliated parties. The Board of Directors of the Company has a policy that the Company not enter into any related party transactions unless approved by a majority of the Company's independent directors based upon independent evidence of fair value.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Company's Board of Directors has reappointed Ernst & Young LLP, the independent auditors who examined the consolidated financial statements of the Company for the fiscal year ended September 30, 1996, to act as the Company's independent auditors for the current fiscal year, subject to ratification by the stockholders. The decision of the Board of Directors to reappoint Ernst & Young LLP is based on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviewed the auditor's independence, the audit scope and audit fees. Representatives of Ernst & Young LLP will attend the Annual Meeting and will be prepared to answer stockholders' questions but do not plan to make a presentation.

     An affirmative vote of a majority of the outstanding shares of Common Stock present and voting at the meeting is required for ratification of the appointment of the independent auditors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ITS
                       SELECTION OF INDEPENDENT AUDITORS.

                             STOCKHOLDER PROPOSALS

     To be considered for presentation at the Annual Meeting of Stockholders to be held in 1998, a stockholder proposal must be received by the Secretary at the offices of the Company at the address set forth in the first page of this Proxy Statement, not later than October 31, 1997.

            OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at this meeting, you are urged to return your proxy promptly. If you are present at this meeting and wish to vote your shares in person, your proxy may be revoked upon request.

                                            By Order of the Board of Directors

                                            LINDA K. WELLS
                                            Secretary

Tulsa, Oklahoma
January 3, 1997

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED PREPAID ENVELOPE.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Your vote as indicated in this example.  [X]

1. ELECTION OF DIRECTORS

FOR all nominees listed           WITHHOLD AUTHORITY
to the right (except as        to vote for all nominees
marked to the contrary)          listed to the right
    [ ]                                   [ ]

NOMINEES:  Ronald G. Harper, John C. Bumgamer, Jr., Dr. David L. Huff, Joseph
C. McNay and John J. McQueen

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-------------------------------------------------------------------------------

2. Ratification of Ernst & Young LLP as the independent certified public accountants of the corporation.

     FOR        AGAINST        ABSTAIN

     [ ]          [ ]            [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                       Please sign exactly as name appears
                                       hereon.  When shares are held by joint
                                       tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       Dated:                           , 1997
                                             ---------------------------

                                       ----------------------------------------
                                                        Signature

                                       ----------------------------------------
                                             (Signature if held jointly)

                                       PLEASE SIGN, DATE, AND RETURN THE PROXY
                                       CARD PROMPTLY USING THE ENCLOSED
                                       ENVELOPE.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                               Admission Ticket

                                ANNUAL MEETING
                                      OF
                        MPSI SYSTEMS INC. STOCKHOLDERS


                          THURSDAY, JANUARY 30, 1997
                                11:00 A.M. CST
                             THE GRANDVIEW HOTEL
                                 SUNSET ROOM
                               7900 SOUTH LEWIS
                            TULSA, OKLAHOMA  74136


================================================================================

                                    AGENDA

     *  Election of Directors
     *  Ratification of the appointment of independent public accountants
     *  Report on the progress of the corporation
     *  Discussion on matters of current interest

================================================================================

PROXY


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               MPSI SYSTEMS INC.

     The undersigned hereby appoints Ronald G. Harper and Linda K. Wells proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of MPSI Systems Inc. standing in the name of the undersigned with all powers which the undersigned would posses if present at the Annual Meeting of Stockholders of the Company to be held January 30, 1997 or any adjournment thereof.



      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)





--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE





                               MPSI SYSTEMS INC.




                        ANNUAL MEETING OF STOCKHOLDERS


                               JANUARY 30, 1997
                                11:00 A.M. CST
                             THE GRANDVIEW HOTEL
                                 SUNSET ROOM
                               7900 SOUTH LEWIS
                            TULSA, OKLAHOMA  74136